Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2022, relating to the financial statements of AEA-Bridges Impact Corp. which is contained in that Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

November 28, 2022